UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 20, 2012

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer ID No.)

18th Floor, Jialong International Building,
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China
(Address of Principal Executive Offices)

(+86) 10-6598-3111
Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 19, 2012, China Biologic Products, Inc. (the “Company”) received a written consent (the “Written Consent”) signed by two shareholders who beneficially own 5,392,624 shares of common stock of the Company. The Written Consent purports to remove Dr. Tong Jun Lin from the board of directors of the Company and appoint Mr. Joseph Chow to fill the vacancy created by such removal. The Company believes that the number of shares owned by the shareholders who delivered the Written Consent does not constitute a sufficient number of shares to effectuate the purported action by the Written Consent. According to Amendment No. 4 to Schedule 13D filed by Lin Ling Li, a shareholder of the Company, dated March 19, 2012, Ms. Li delivered a written request to certain other stockholders of the Company soliciting their signature to the Written Consent in an attempt that stockholders owning at least a majority of the outstanding capital stock of the Company would sign the Written Consent. As of the date hereof, the Company has not received a Written Consent signed by shareholders owning enough shares to effectuate the action purported thereby.

After the Company received the Written Consent signed by the two shareholders, the board of directors of the Company held a special board meeting on March 19, 2012, at which Dr. Tong Jun Lin resigned as a director of the Company, a member of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, and as Chairman of the Governance and Nominating Committee, effective immediately. Dr. Lin stated that his resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On the same date, the Company’s board of directors appointed Dr. Yungang Lu, as an independent director of the Company, a member of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, and as the Chairman of the Governance and Nominating Committee, effective immediately, to fill the vacancies resulted from Dr. Lin’s resignation.

Dr. Lu has served as Managing Director of Seres Asset Management Limited, an investment manager based in Hong Kong, since August 2009. Dr. Lu also serves as a board director of the following listed companies: AsiaInfo-Linkage, Inc., a provider of software solutions and IT services in China’s telecommunications industry, China Techfaith Wireless Communication Technology Ltd., a handheld device company in China, and China Cord Blood Corporation, a provider of cord blood storage services in China.

From 2004 to July 2009, Dr. Lu was a Managing Director of APAC Capital Advisors Limited, a Hong Kong-based investment manager specializing in Greater China equities. Dr. Lu was a research analyst with Credit Suisse First Boston (Hong Kong), a financial services company, from 1998 to 2004, where his last position was the head of China Research. Before moving to Credit Suisse, he worked as an equity analyst focused on regional infrastructure at JP Morgan Securities Asia, a financial services company, in Hong Kong. Dr. Lu received a B.S. in Biology from Beijing University, an M.S. in Biochemistry from Brigham Young University and a Ph.D. in Finance from the University of California, Los Angeles.

There is no family relationship exists between Dr. Lu and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Dr. Lu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao Chao Ming Zhao Chief Executive Officer